EXHIBIT 10.2

NON-EMPLOYEE DIRECTOR FEES
(Effective May 27, 2022)

Non-Executive Chairman
Annual Retainer (Cash)	$375,000
Deferred LNC Stock Units	$150,000
Total Non-Executive Chairman Fees	$525,000

Lead Independent Director
Annual Retainer (Cash)	$110,000
Deferred LNC Stock Units	$225,000
Total Lead Independent Director Fees	$335,000

Directors other than Non-Executive Chairman and Lead Independent Director
Annual Retainer (Cash)	$110,000
Deferred LNC Stock Units*	$165,000
Total Board Fees	$275,000

Committees (Cash)
Audit Committee Chair	$35,000
Audit Committee Member	$10,000
Compensation Committee Chair	$25,000
Other Committee Chair	$20,000

*	Deferred LNC Stock Units are “phantom” units of LNC Common Stock that are credited under the LNC Directors’ Deferred Compensation Plan.

All cash fees may be deferred, at a Director’s election, pursuant to the LNC Directors’ Deferred Compensation Plan.

Meeting fees may be paid in some cases for meetings which exceed the number of annually scheduled meetings ($1,100 per meeting) as determined by the Corporate Governance Committee.

All fees are paid to the directors on a quarterly basis in arrears and, for partial service during the year, fees are paid on a pro-rata basis.